Exhibit 99.1

 State Street Achieves Solid Growth in Revenues and Earnings Per Share in 2004

     BOSTON--(BUSINESS WIRE)--Jan. 18, 2005--

     Performance Driven by Strong New Business Growth, Improved Fee Revenue, and Expanded Geographic Reach

     State Street Corporation today announced 2004 fourth-quarter reported earnings per share of $0.55, or net income of $184 million on revenue of $1.27 billion. These results compare to earnings of $1.33 per share, or net income of $447 million on revenue of $1.51 billion in the fourth quarter of 2003. The 2003 fourth-quarter results included a $0.68 per share gain on the sale of certain businesses. This pretax gain of $345 million was reported in 2003 fourth-quarter revenue. For the fourth quarter of 2004, return on stockholders' equity on a reported basis was 11.9%.
     In the fourth quarter of 2004 operating earnings per share were $0.57, compared to $0.71 in the fourth quarter of 2003. Several items affected operating earnings per share in each period. In the fourth quarter of 2004, operating earnings were reduced by the cost of the reduction in force ($21 million or $0.04 per share) and a loss on a sub-tenant agreement ($16 million or $0.03 per share), and increased by a reduction in the loan loss provision ($18 million or $0.04 per share). These items resulted in an aggregate reduction of $0.03 per share. In the fourth quarter of 2003, the company's operating earnings of $0.71 included $0.04 per share gain from a FX contract settlement with Deutsche Bank ($18 million) and a $0.07 per share mark-to-market after- tax gain on SPACES(SM) ($23 million), aggregating an increase of $0.11 per share.
     Total operating revenue of $1.28 billion in the fourth quarter of 2004 was up 10% from the fourth quarter of 2003, principally due to strength in servicing and management fees, and included an $18 million reduction in the loan loss provision. The fourth quarter of 2004 was up 8% from $1.18 billion in the third quarter of 2004 due to a rebound in foreign exchange, brokerage, and securities lending revenue. Total expenses on an operating basis of $980 million in the fourth quarter of 2004, including the $21 million cost of the reduction in force and $16 million due to the loss on a sub-tenant arrangement, were up from $795 million in the fourth quarter of 2003 and up from $890 million in the third quarter of 2004. Return on stockholders' equity on an operating basis was 12.4% for the fourth quarter of 2004.
     Reported earnings for the full-year 2004 amounted to $2.35 per share, or net income of $798 million on revenue of $4.95 billion. This result compares to 2003 earnings per share of $2.15, or net income of $722 million on revenue of $4.73 billion. The 2004 results include $62 million for merger and integration costs or $0.12 per share; in 2003, merger, integration and divestiture costs, restructuring charges, and other charges total to $419 million, or $0.82 per share, plus a $0.04 reduction in earnings per share due to the settlement of a state tax issue; and 2003 results include a gain of $345 million, or $.68 per share, on the sale of two businesses and $23 million, or $0.04 per share, attributable to related operating results. Total reported expenses were $3.76 billion in 2004 compared to $3.62 billion in 2003. Total return on stockholders equity on a reported basis was 13.3% in 2004 and 13.9% in 2003.
     Operating earnings for the full-year 2004 amounted to $2.47 per share, or net operating income of $839 million. This result compares to 2003 operating earnings per share of $2.29, or net operating income of $768 million. Total operating revenue for the year ended December 31, 2004 was up 14%, from $4.39 billion to $5.00 billion, compared to the same period a year ago. Operating expenses for same period were $3.70 billion, an increase of 16% from $3.18 billion in the year-ago period. Return on equity on an operating basis for 2004 was 14.0% and 14.8% in 2003.
     Commenting on the performance, Ronald E. Logue, State Street's chairman and chief executive officer, said, "In 2004 State Street again demonstrated its ability to grow its operating revenue--up 14% from 2003, with strength across the company, particularly in servicing and management fees. We also saw strong business growth in both Europe and Asia Pacific fueled in part by the expanded footprint we gained from the successful GSS acquisition and increased customer demand in those regions for an integrated bundle of investment services. At the same time, operating earnings per share increased 8% year-over-year and, in the second half of the year, we made progress toward more efficiently managing expenses and allocating resources. "
     Logue concluded, "We will continue to balance our objectives for growth with delivering consistency in operating earnings per share in a slow growth environment. While we may not produce positive operating leverage every quarter, prudent expense management will be a continuing focus. Having announced our 2005 goals in November 2004, we expect operating earnings per share growth of 10-15%, operating revenue growth of 8-12%, and an operating return on equity of 14-17%. In 2005, we continue to expect to deliver at the lower end of this range based on the current environment."
     State Street purchased approximately 4 million shares of its common stock during the fourth quarter at an average price of $43.37 per share. The Company's remaining authorization to purchase shares is now approximately 4.3 million shares.

     FOURTH-QUARTER OPERATING RESULTS VS. YEAR-AGO QUARTER

     Total operating revenue of $1.28 billion in the fourth quarter of 2004, which includes $18 million for the reduction in the loan loss provision, was up from $1.17 billion or 10% from the fourth quarter of 2003 which included the $18 million FX contract settlement with Deutsche Bank and the $23 million mark-to-market after-tax gain on SPACES(SM) referenced above.
     Servicing fees were $570 million, up $45 million or 9%, from $525 million in the year-ago quarter. The increase was attributable to new business from existing and new clients and higher equity valuations in 2004. Total assets under custody were $9.5 trillion, a record level, up 1%, compared with $9.4 trillion in the year-ago quarter.
     Management fees, generated by State Street Global Advisors, were $167 million, up $34 million, or 26%, compared to $133 million in the year-ago quarter. The increase in management fees reflects new business from existing and new clients and higher equity valuations in 2004. Total assets under management were at a record level, $1.4 trillion, up 22%, compared to $1.1 trillion in the previous year.
     Average month-end values for the S&P 500 Index were up 9% from the fourth quarter of 2003; average month-end values for the MSCI(R) EAFE Index(SM) were up 18%.
     Securities lending revenue was $58 million in the quarter, compared to $53 million in the year-ago quarter, an increase of 9%. The increase reflects higher volumes of 16%, offset by reduced spreads.
     Foreign exchange trading revenue of $111 million in the quarter, declined 3%, or $4 million from $115 million in the year-ago quarter because the fourth quarter of 2003 included the $18 million FX contract settlement with Deutsche Bank. This decrease was partially offset by increased volumes and volatility in the fourth quarter of 2004.
     Brokerage fees were $43 million in the quarter, compared to $37 million in the year-ago quarter, up 16% due to increases in transition management.
     Net interest revenue was $229 million, up 3% from $222 million in last year's fourth quarter, due to balance sheet growth driven by a higher level of customer's deposits, offset by reduced spreads. Net interest revenue, after provision for loan losses, was $247 million, which included an $18 million reduction in the loan loss provision.
     Total expenses on an operating basis of $980 million in the fourth quarter of 2004, which included the impact of the loss on a sub-tenant agreement and cost of the reduction in force, were up 23% from the fourth quarter of 2003. Salaries and benefits expenses increased $75 million to $511 million, driven principally by the higher incentive compensation, option expenses, merit increases, and benefits costs. Expenses for transaction processing increased $21 million to $104 million due to increased volumes. Higher expenses also included a $33 million increase in occupancy, primarily due to the impact of the $16 million loss on a sub-tenant arrangement, and an increase of $45 million in other expense driven primarily by increased professional services expenses needed to support growth initiatives and compliance requirements.
     The effective tax rate was 34% in the fourth quarters of 2004 and 2003.

     FOURTH-QUARTER RESULTS VS. THIRD QUARTER

     On a reported basis, fourth-quarter net income per share of $0.55, which included $12 million, or $0.02 per share of merger and integration charges, was up 6%, or $0.03, compared to third quarter net income per share of $0.52, which included $16 million, or $0.03 per share of merger and integration charges. Total revenue in the fourth quarter of $1.27 billion was up 8% versus $1.17 billion in the third quarter. Total expenses in the fourth quarter of $992 million were up 9%, or $86 million, compared to $906 million in the third quarter.
     On an operating basis, fourth-quarter net income per share was $0.57, compared to third-quarter net income per share of $0.55. Total operating revenue increased 8% from $1.18 billion in the third quarter to $1.28 billion, including the reduction in the loan loss provision. Total expenses on an operating basis increased 10% from $890 million to $980 million, which included the loss on a sub-tenant agreement and costs of the reduction in force. Market-driven revenue was particularly strong--with foreign exchange increasing 48% to $111 million, and brokerage increasing 39% to $43 million. Securities lending revenue also strengthened to $58 million, up from $48 million or 21%. Salaries and benefits were up 8% due to increased incentive compensation and transaction processing increased 9% due to volumes.

     GSS ACQUISITION UPDATE

     Fourth-quarter operating results for 2004 included $0.02 earnings per share, after finance charges, on revenue of $141 million and expenses of $118 million, which includes "out-of-scope" GSS business. For the twelve months ended December 31, 2004, operating earnings per share totaled $0.10 on revenue of $606 million. Merger and integration costs for the fourth quarter were $12 million and totaled $62 million in 2004.

     FINANCIAL INFORMATION

     In reporting its financial results, State Street has prepared information in two categories:

     -- "Reported" results are in accordance with generally accepted accounting principles (GAAP).

     -- "Operating" results are reported results for the three- and twelve-month periods in 2004 excluding merger and integration costs, and for the three- and twelve-month periods in 2003 excluding gains on the sale of divested businesses, merger, integration and divestiture costs, restructuring costs, and the operating results of a divested business, and for the twelve-month period in 2003, the loss on the sale of certain real estate and the settlement of a state tax legislation issue. Operating results are presented on a taxable-equivalent basis.

     State Street believes that non-GAAP financial information assists investors and others by providing them with financial information in a format that presents comparable financial trends of ongoing business activities. Please refer to the attached addendum for additional information. All per share amounts represent fully diluted earnings per share.

     INVESTOR CONFERENCE CALL

     State Street will webcast an investor conference call today, Tuesday, January 18, 2005, at 9:30 a.m. EST, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2617 (confirmation code 897986). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230 (confirmation code 897986), beginning at 2:00 PM today. This press release and additional financial information is available on State Street's website, at www.statestreet.com/stockholder, under "Financial Reports."
     State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading. With $9.5 trillion in assets under custody and $1.4 trillion in assets under management at December 31, 2004, State Street operates in 25 countries and more than 100 markets worldwide and employs 19,600 people worldwide. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.
     This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street's business mix, the dynamics of markets State Street serves, and State Street's success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2003 annual report and subsequent SEC filings. State Street encourages investors to read the Corporation's annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, January 18, 2005, and the Corporation will not undertake efforts to revise those forward-looking statements to reflect events after this date.


                     STATE STREET CORPORATION
                      Press Release Addendum

                        December 31, 2004

                        Table of Contents

                                                                  Page
                                                                  ----
Reported Earnings Review

  Summary of Reported Results                                       1

  Selected Reported Financial Information

    Three months and year ended December 31, 2004 and 2003          2

    Three months ended December 31, 2004 and September 30, 2004     3

Supplemental Financial Information

  Reconciliation of  Reported Results to Operating Results

    Three months ended December 31, 2004 and 2003                   4

    Three months ended December 31, 2004 and September 30, 2004     5

    Year ended December 31, 2004 and 2003                           6

  Reconciliation of Reported Financial Measures to Operating
   Financial Measures                                               7

  Consolidated Operating Results

    Three months and year ended December 31, 2004 and 2003          8

    Three months ended December 31, 2004 and September 30, 2004     9

Consolidated Statement of Condition                                10

These financial schedules should be used in conjunction with State Street's quarterly earnings press release. State Street believes that non-GAAP supplemental financial information assists investors and others by providing them with financial information in a format that presents comparable financial trends of ongoing business activities.


                       STATE STREET CORPORATION
                        Press Release Addendum

                    SUMMARY OF REPORTED RESULTS (1)

(Dollars in millions, except per share data)

                                       Quarter ended
                               ------------------------------
                                    December 31,      December 31,
                                           2004               2003
                                 ---------------       ------------

Revenue                                  $1,271             $1,506

Earnings                                    184                447

Diluted earnings per share                  .55               1.33


                                           Quarter ended
                                 ----------------------------------
                                   December 31,      September 30,
                                           2004               2004
                                 ---------------       ------------

Revenue                                  $1,271             $1,174

Earnings                                    184                177

Diluted earnings per share                  .55                .52


                                             Year ended
                                      ----------------------
                                   December 31,       December 31,
                                           2004               2003
                                 ---------------       ------------
Revenue                                  $4,951             $4,734

Earnings                                    798                722

Diluted earnings per share                 2.35               2.15

-------------------------------------------------------------------

(1) Information presented in accordance with accounting principles generally accepted in the United States


                       STATE STREET CORPORATION
                        Press Release Addendum

                SELECTED REPORTED FINANCIAL INFORMATION
        Three months and year ended December 31, 2004 and 2003

CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH
ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

                              Reported Results       Reported Results
                               Quarter ended          Year ended
                             ------------------- --------------------
                             December  December  December  December
(Dollars in millions, except      31,       31,       31,       31,
 per share data)                 2004      2003      2004      2003
------------------------------------------------ --------------------
Fee Revenue:
Servicing fees               $    570  $    525  $  2,263  $  1,950
Management fees                   167       137       623       533
Securities lending                 58        53       259       245
Foreign exchange trading          111       115       420       391
Brokerage fees                     43        37       155       122
Processing fees and other          80        90       328       315
                             --------- --------- --------- ---------
Total Fee Revenue               1,029       957     4,048     3,556

Net Interest Revenue:
Interest revenue                  532       377     1,787     1,539
Interest expense                  315       167       928       729
                             --------- --------- --------- ---------

Net interest revenue              217       210       859       810
Provision for loan losses         (18)        -       (18)        -
                             --------- --------- --------- ---------
Net interest revenue after
 provision for loan losses        235       210       877       810

Gains on the sales of
 available-for-sale
 investment securities, net         7        (6)       26        23
Gain on the sale of the
 Corporate Trust business,
 net of associated costs            -        60         -        60
Gain on the sale of the
 Private Asset Management
 business, net of exit and
 other associated costs             -       285         -       285
                             --------- --------- --------- ---------
Total Revenue                   1,271     1,506     4,951     4,734

Operating Expenses:
Salaries and employee
 benefits                         511       437     1,957     1,731
Information systems and
 communications                   131       141       527       551
Transaction processing
 services                         104        83       398       314
Occupancy                         101        69       363       300
Merger, integration, and
 divestiture costs                 12        29        62       110
Restructuring costs                21         1        21       296
Other                             112        68       431       320
                             --------- --------- --------- ---------
Total operating expenses          992       828     3,759     3,622
                             --------- --------- --------- ---------
Income before income taxes        279       678     1,192     1,112
Income taxes                       95       231       394       390
                             --------- --------- --------- ---------
Net Income                   $    184  $    447  $    798  $    722
                             ========= ========= ========= =========

Earnings Per Share:
     Basic                   $    .55  $   1.34  $   2.38  $   2.18
     Diluted                      .55      1.33      2.35      2.15

Average Shares Outstanding
 (in thousands):
     Basic                    333,238   333,579   334,606   331,692
     Diluted                  336,964   338,895   339,605   335,326

Return on equity                 11.9 %    15.6 %    13.3 %    13.9 %

Cash dividends declared per
 share                       $    .17  $    .15  $    .64  $    .56



OTHER SELECTED FINANCIAL INFORMATION            As of
(Dollars in millions, except          --------------------------
 per share data or where              December 31,  December 31,
 otherwise indicated)                         2004          2003
----------------------------------------------------------------

Assets under custody  (in billions)       $  9,497      $  9,370
Assets under management  (in billions)       1,354         1,106

Total assets                              $ 94,040      $ 87,534
Long-term debt                               2,458         2,222
Stockholders' equity                         6,159         5,747

Closing price per share of common stock   $  49.12      $  52.08



                       STATE STREET CORPORATION
                        Press Release Addendum

                SELECTED REPORTED FINANCIAL INFORMATION
      Three months ended December 31, 2004 and September 30, 2004

CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH
 ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

                                                Reported Results
                                                Quarter ended
                                             --------------------
(Dollars in millions, except per share   December 31,  September 30,
 data)                                           2004           2004
----------------------------------------------------------------------

Fee Revenue:
Servicing fees                           $        570   $        568
Management fees                                   167            156
Securities lending                                 58             48
Foreign exchange trading                          111             75
Brokerage fees                                     43             31
Processing fees and other                          80             83
                                         -------------  -------------
Total Fee Revenue                               1,029            961

Net Interest Revenue:
Interest revenue                                  532            463
Interest expense                                  315            250
                                         -------------  -------------

Net interest revenue                              217            213
Provision for loan losses                         (18)             -
                                         -------------  -------------
Net interest revenue after provision for
 loan losses                                      235            213

Gains on the sales of available-for-sale
 investment securities, net                         7              -
                                         -------------  -------------
Total Revenue                                   1,271          1,174

Operating Expenses:
Salaries and employee benefits                    511            474
Information systems and communications            131            127
Transaction processing services                   104             95
Occupancy                                         101             88
Merger, integration, and divestiture
 costs                                             12             16
Restructuring costs                                21              -
Other                                             112            106
                                         -------------  -------------
Total operating expenses                          992            906
                                         -------------  -------------
Income before income taxes                        279            268
Income taxes                                       95             91
                                         -------------  -------------
Net Income                               $        184   $        177
                                         =============  =============

Earnings Per Share:
     Basic                               $        .55   $        .52
     Diluted                                      .55            .52

Average Shares Outstanding (in thousands):
     Basic                                    333,238        335,626
     Diluted                                  336,964        339,348

Return on equity                                 11.9  %        11.7 %

Cash dividends declared per share        $        .17   $        .16


OTHER SELECTED FINANCIAL INFORMATION                 As of
                                         -----------------------------
                                           December 31,  September 30,
(Dollars in millions, except per share
 data or where otherwise indicated)              2004           2004
----------------------------------------------------------------------

Assets under custody  (in billions)      $      9,497   $      9,000
Assets under management  (in billions)          1,354          1,236

Total assets                             $     94,040   $    100,527
Long-term debt                                  2,458          2,436
Stockholders' equity                            6,159          6,151

Closing price per share of common stock  $      49.12   $      42.71



                       STATE STREET CORPORATION
                        Press Release Addendum

        RECONCILIATION OF REPORTED RESULTS TO OPERATING RESULTS
             Three months ended December 31, 2004 and 2003

                                      --------------------------------
                                         (Dollars in millions)
                                      --------------------------------
                                      Quarter ended December 31, 2004
                                      --------------------------------
                                          Reported          Operating
                                          Results   Other    Results
                                      ------------ ------  -----------
Fee Revenue:
Servicing fees                           $    570          $     570
Management fees                               167                167
Securities lending                             58                 58
Foreign exchange trading                      111                111
Brokerage fees                                 43                 43
Processing fees and other                      80                 80
                                      ------------         ----------
Total fee revenue                           1,029              1,029

Net Interest Revenue:
Net Interest Revenue                          217  $  12 (1)     229
Provision for loan losses                     (18)     -         (18)
                                      ------------ ------  ----------
Net interest revenue after provision
 for loan losses                              235     12         247

Gains on the sales of available-for-sale
 investment securities, net                     7      -           7
Gain on the sale of the Corporate
 Trust business, net of associated costs
Gain on the sale of the Private Asset
 Management business, net of exit and
 other associated costs
                                      ------------ ------  ----------
Total Revenue                               1,271     12       1,283

Operating Expenses:
Salaries and employee benefits                511      -         511
Information systems and communications        131      -         131
Transaction processing services               104      -         104
Occupancy                                     101      -         101
Merger, integration  and divestiture costs     12    (12)(2)       -
Restructuring                                  21                 21
Other                                         112      -         112
                                      ------------ ------  ----------
Total operating expenses                      992    (12)        980
                                      ------------ ------  ----------
Income before income taxes                    279     24         303
Income taxes                                   95      4 (3)      99
Taxable-equivalent adjustment                   -     12 (1)      12
                                      ------------ ------------------
Net Income                               $    184  $   8   $     192
                                      ============ ======  ==========

Diluted Earnings Per Share               $    .55  $ .02   $     .57

Average Diluted Shares (in thousands)     336,964            336,964

Return on equity                             11.9  %            12.4 %


                               ---------------------------------------
                                        (Dollars in millions)
                               ---------------------------------------
                                  Quarter ended December 31, 2003
                            ---------------------------------------
                                Reported                Operating
                                 Results PAM(4)  Other    Results
                               ---------------------------------------
Fee Revenue:
Servicing fees                 $     525                $     525
Management fees                      137  $(4)                133
Securities lending                    53    -                  53
Foreign exchange trading             115    -                 115
Brokerage fees                        37    -                  37
Processing fees and other             90    -                  90
                               ---------------        ------------
Total fee revenue                    957   (4)                953

Net Interest Revenue:
Net Interest Revenue                 210    -   $  12 (1)     222
Provision for loan losses              -    -       -           -
                               -----------------------------------
Net interest revenue after
 provision for loan losses           210    -      12         222

Gains on the sales of
 available-for-sale
 investment securities, net           (6)   -       -          (6)
Gain on the sale of the
 Corporate Trust business,
 net of associated costs              60    -     (60)          -
Gain on the sale of the
 Private Asset Management
 business, net of exit and
 other associated costs              285    -    (285)          -
                               -----------------------------------
Total Revenue                      1,506   (4)   (333)      1,169

Operating Expenses:
Salaries and employee benefits       437   (1)      -         436
Information systems and
 communications                      141    -       -         141
Transaction processing services       83    -       -          83
Occupancy                             69   (1)      -          68
Merger, integration  and
 divestiture costs                    29    -     (29)(2)       -
Restructuring                          1           (1)          -
Other                                 68   (1)      -          67
                               -----------------------------------
Total operating expenses             828   (3)    (30)        795
                               -----------------------------------
Income before income taxes           678   (1)   (303)        374
Income taxes                         231   (1)   (107)(5)     123
Taxable-equivalent adjustment          -    -      12 (1)      12
                               -----------------------------------
Net Income                     $     447  $ -   $(208)  $     239
                               ===================================

Diluted Earnings Per Share     $    1.33  $ -   $(.62)  $     .71

Average Diluted Shares (in
 thousands)                      338,895                  338,895

Return on equity                    15.6  %                  18.7  %

Notes:

Reported results agree with the Corporation's Consolidated Statement of Income.

(1) Taxable-equivalent adjustment is not included in reported results.

(2) Merger and integration costs associated with the acquisition of the GSS business.

(3) Reflects the tax benefit associated with the merger and integration costs.

(4) Results of the divested Private Asset Management business

(5) Reflects the tax expense on gains on sales of divested businesses, net of the benefit associated with the merger, integration, divestiture and restructuring costs.


                       STATE STREET CORPORATION
                        Press Release Addendum

        RECONCILIATION OF REPORTED RESULTS TO OPERATING RESULTS
      Three months ended December 31, 2004 and September 30, 2004

                                         -----------------------------
                                           (Dollars in millions)
                                         -----------------------------
                                         Quarter ended December 31,
                                                     2004
                                         -----------------------------
                                          Reported          Operating
                                          Results   Other    Results
                                         --------- ------  -----------
Fee Revenue:
Servicing fees                           $    570          $     570
Management fees                               167                167
Securities lending                             58                 58
Foreign exchange trading                      111                111
Brokerage fees                                 43                 43
Processing fees and other                      80                 80
                                         ---------         ----------
Total fee revenue                           1,029              1,029

Net Interest Revenue:
Net Interest Revenue                          217  $  12 (1)     229
Provision for loan losses                     (18)     -         (18)
                                         --------- ------  ----------
Net interest revenue after provision for
 loan losses                                  235     12         247

Gains on the sales of available-for-sale
 investment securities, net                     7      -           7
Gain on the sale of the Corporate Trust
 business, net of associated costs
Gain on the sale of the Private Asset
 Management business, net of exit and
 other associated costs
                                         --------- ------  ----------
Total Revenue                               1,271     12       1,283

Operating Expenses:
Salaries and employee benefits                511      -         511
Information systems and communications        131      -         131
Transaction processing services               104      -         104
Occupancy                                     101      -         101
Merger, integration  and divestiture
 costs                                         12    (12)(2)       -
Restructuring                                  21                 21
Other                                         112      -         112
                                         --------- ------  ----------
Total operating expenses                      992    (12)        980
                                         --------- ------  ----------
Income before income taxes                    279     24         303
Income taxes                                   95      4 (3)      99
Taxable-equivalent adjustment                   -     12 (1)      12
                                         --------- ------------------
Net Income                               $    184  $   8   $     192
                                         ========= ======  ==========

Diluted Earnings Per Share               $    .55  $ .02   $     .57

Average Diluted Shares (in thousands)     336,964            336,964

Return on equity                             11.9  %            12.4 %


                                         -----------------------------
                                             (Dollars in millions)
                                         -----------------------------
                                         Quarter ended September 30,
                                                     2004
                                         -----------------------------
                                          Reported          Operating
                                          Results   Other    Results
                                         --------- ------  -----------
Fee Revenue:
Servicing fees                           $    568          $     568
Management fees                               156                156
Securities lending                             48                 48
Foreign exchange trading                       75                 75
Brokerage fees                                 31                 31
Processing fees and other                      83                 83
                                         ---------         ----------
Total fee revenue                             961                961

Net Interest Revenue:
Net Interest Revenue                          213  $  10 (1)     223
Provision for loan losses                       -      -           -
                                         --------- ------  ----------
Net interest revenue after provision for
 loan losses                                  213     10         223

Gains on the sales of available-for-sale
 investment securities, net                     -      -           -
Gain on the sale of the Corporate Trust
 business, net of associated costs
Gain on the sale of the Private Asset
 Management business, net of exit and
 other associated costs
                                         --------- ------  ----------
Total Revenue                               1,174     10       1,184

Operating Expenses:
Salaries and employee benefits                474      -         474
Information systems and communications        127      -         127
Transaction processing services                95      -          95
Occupancy                                      88      -          88
Merger, integration  and divestiture
 costs                                         16    (16)(2)       -
Restructuring                                   -                  -
Other                                         106      -         106
                                         --------- ------  ----------
Total operating expenses                      906    (16)        890
                                         --------- ------  ----------
Income before income taxes                    268     26         294
Income taxes                                   91      5 (3)      96
Taxable-equivalent adjustment                   -     10 (1)      10
                                         --------- ------------------
Net Income                               $    177  $  11   $     188
                                         ========= ======  ==========

Diluted Earnings Per Share               $    .52  $ .03   $     .55

Average Diluted Shares (in thousands)     339,348            339,348

Return on equity                             11.7  %            12.3 %

Notes:

Reported results agree with the Corporation's Consolidated Statement of Income.

(1) Taxable-equivalent adjustment is not included in reported results.

(2) Merger and integration costs associated with the acquisition of the GSS business.

(3) Reflects the tax benefit associated with the merger and integration costs.


                 STATE STREET CORPORATION
                  Press Release Addendum

        RECONCILIATION OF REPORTED RESULTS TO OPERATING RESULTS
           Year ended December 31, 2004 and 2003

                                        ------------------------------
                                            (Dollars in millions)
                                        ------------------------------
                                         Year ended December 31, 2004
                                        ------------------------------
                                         Reported           Operating
                                         Results   Other     Results
                                        --------- ------   -----------
Fee Revenue:
Servicing fees                          $  2,263           $   2,263
Management fees                              623                 623
Securities lending                           259                 259
Foreign exchange trading                     420                 420
Brokerage fees                               155                 155
Processing fees and other                    328                 328
                                        ---------          ----------
Total fee revenue                          4,048               4,048

Net Interest Revenue:
Net Interest Revenue                         859  $  45 (1)      904
Provision for loan losses                    (18)     -          (18)
                                        --------- ------   ----------
Net interest revenue after provision for
 loan losses                                 877     45          922

Gains on the sales of available-for-sale
 investment securities, net                   26      -           26
Gain on the sale of the Corporate Trust
 business, net of associated costs             -      -            -
Gain on the sale of the Private Asset
 Management business, net of exit and
 other associated costs                        -      -            -
                                        --------- ------   ----------
Total Revenue                              4,951     45        4,996

Operating Expenses:
Salaries and employee benefits             1,957      -        1,957
Information systems and communications       527      -          527
Transaction processing services              398      -          398
Occupancy                                    363      -          363
Merger and integration costs                  62    (62)(2)        -
Restructuring                                 21      -           21
Other                                        431      -          431
                                        --------- ------   ----------
Total operating expenses                   3,759    (62)       3,697
                                        --------- ------   ----------
Income before income taxes                 1,192    107        1,299
Income taxes                                 394     21 (3)      415
Taxable-equivalent adjustment                  -     45 (1)       45
                                        --------- ------   ----------
Net Income                              $    798  $  41    $     839
                                        ========= ======   ==========

Diluted Earnings Per Share              $   2.35  $ .12    $    2.47

Average Diluted Shares (in thousands)    339,605             339,605

Return on equity                            13.3 %              14.0 %


                                 -------------------------------------
                                      (Dollars in millions)
                                 -------------------------------------
                                    Year ended December 31, 2003
                                 -------------------------------------
                                  Reported                  Operating
                                  Results   PAM(4)  Other   Results
                                 --------- --------------  -----------
Fee Revenue:
Servicing fees                   $  1,950                  $   1,950
Management fees                       533  $ (59)                474
Securities lending                    245      -                 245
Foreign exchange trading              391      -                 391
Brokerage fees                        122      -                 122
Processing fees and other             315     (1)  $  13         327
                                 --------- ------  ------  ----------
Total fee revenue                   3,556    (60)     13       3,509

Net Interest Revenue:
Net Interest Revenue                  810      -      51 (1)     861
Provision for loan losses               -      -       -           -
                                 --------- ------  ------  ----------
Net interest revenue after
 provision for loan losses            810      -      51         861

Gains on the sales of available-
 for-sale investment securities,
 net                                   23      -       -          23
Gain on the sale of the
 Corporate Trust business,
 net of associated costs               60      -     (60)          -
Gain on the sale of the Private
 Asset Management business, net
 of exit and other associated
 costs                                285      -    (285)          -
                                 --------- ------  ------  ----------
Total Revenue                       4,734    (60)   (281)      4,393

Operating Expenses:
Salaries and employee benefits      1,731    (19)      -       1,712
Information systems and
 communications                       551     (1)      -         550
Transaction processing services       314     (1)      -         313
Occupancy                             300     (5)      -         295
Merger and integration costs          110      -    (110)(2)       -
Restructuring                         296      -    (296)          -
Other                                 320    (11)      -         309
                                 --------- ------  ------  ----------
Total operating expenses            3,622    (37)   (406)      3,179
                                 --------- ------  ------  ----------
Income before income taxes          1,112    (23)    125       1,214
Income taxes                          390     (8)     13 (5)     395
Taxable-equivalent adjustment           -      -      51 (1)      51
                                 --------- ------  ------------------
Net Income                       $    722  $ (15)  $  61   $     768
                                 ========= ======  ======  ==========

Diluted Earnings Per Share       $   2.15  $(.04)  $ .18   $    2.29

Average Diluted Shares (in
 thousands)                       335,326                    335,326

Return on equity                     13.9 %                     14.8 %

Notes:

Reported results agree with the Corporation's Consolidated Statement of Income.

(1) Taxable-equivalent adjustment is not included in reported results.

(2) Merger and integration costs associated with the acquisition of the GSS business.

(3) Reflects the tax benefit associated with the merger and integration costs.

(4) Results of the divested Private Asset Management business

(5) Reflects the tax expense on gains on sales of divested businesses, net of the benefit associated with the merger, integration, divestiture and restructuring costs.


                             STATE STREET CORPORATION
                              Press Release Addendum

RECONCILIATION OF REPORTED FINANCIAL MEASURES TO OPERATING FINANCIAL
MEASURES

(Dollars in                           Income  Income
 millions, except          Total      Before  Tax             Earnings
 per share data)   Total   Operating  Income  Expense  Net    Per
                   Revenue Expenses   Taxes  (Benefit) Income Share
                   ------- ---------  ------ --------- ------ --------
QUARTERLY RESULTS
------------------

Three months ended
 December 31, 2004
Reported results -
 GAAP              $1,271      $992    $279       $95   $184     $.55
Non-operating
 businsess
 activities:
Merger and
 integration costs      -       (12)     12         4      8      .02
                   ------- --------- ------- --------- ------ --------
Total non-
 operating
 business
 activities             -       (12)     12         4      8      .02

Taxable-equivalent
 adjustment            12         -      12        12      -        -
                   ------- --------- ------- --------- ------ --------
Operating results  $1,283      $980    $303      $111   $192     $.57
                   ======= ========= ======= ========= ====== ========


Three months ended
 September 30,
 2004
Reported results -
 GAAP              $1,174      $906    $268       $91   $177     $.52
Non-operating
 businsess
 activities:
Merger and
 integration costs      -       (16)     16         5     11      .03
                   ------- --------- ------- --------- ------ --------
Total non-
 operating
 business
 activities             -       (16)     16         5     11      .03

Taxable-equivalent
 adjustment            10         -      10        10      -        -
                   ------- --------- ------- --------- ------ --------
Operating results  $1,184      $890    $294      $106   $188     $.55
                   ======= ========= ======= ========= ====== ========


Three months ended
 December 31, 2003
Reported results -
 GAAP              $1,506      $828    $678      $231   $447    $1.33

Results of the
 divested Private
 Asset Management
 business              (4)       (3)     (1)       (1)     -        -

Non-operating
 business
 activities:
Gain on the sale
 of the Corporate
 Trust business,
 net of associated
 costs                (60)        -     (60)      (20)   (40)    (.56)
Gain on the sale of
 the Private Asset
 Management
 business, net of
 exit and other
 associated costs    (285)        -    (285)      (97)  (188)    (.12)
Restructuring
 costs                  -        (1)      1         -      1        -
Merger,
 integration, and
 divestiture costs      -       (29)     29        10     19      .06
                   ------- --------- ------- --------- ------ --------
Total non-
 operating
 business
 activities          (345)      (30)   (315)     (107)  (208)    (.62)

Taxable-equivalent
 adjustment            12         -      12        12      -        -
                   ------- --------- ------- --------- ------ --------
Operating results  $1,169      $795    $374      $135   $239     $.71
                   ======= ========= ======= ========= ====== ========

  YEAR-TO-DATE
      RESULTS
------------------

Year ended
 December 31, 2004
Reported results -
 GAAP              $4,951    $3,759  $1,192      $394   $798    $2.35

Non-operating
 businsess
 activities:
Merger and
 integration costs      -       (62)     62        21     41      .12
                   ------- --------- ------- --------- ------ --------
Total non-
 operating
 business
 activities             -       (62)     62        21     41      .12

Taxable-equivalent
 adjustment            45         -      45        45      -        -
                   ------- --------- ------- --------- ------ --------
Operating results  $4,996    $3,697  $1,299      $460   $839    $2.47
                   ======= ========= ======= ========= ====== ========

Year ended
 December 31, 2003
Reported results -
 GAAP              $4,734    $3,622  $1,112      $390   $722    $2.15

Results of the
 divested Private
 Asset Management
 business             (60)      (37)    (23)       (8)   (15)    (.04)

Non-operating
 business
 activities:
Gain on the sale of
 the Private Asset
 Management
 business, net of
 exit and other
 associated costs    (285)        -    (285)      (97)  (188)    (.56)
Gain on the sale
 of the Corporate
 Trust business,
 net of associated
 costs                (60)        -     (60)      (20)   (40)    (.12)
Loss on the sale
 of certain real
 estate                13         -      13         5      8      .02
Restructuring
 costs                  -      (296)    296       101    195      .58
Merger,
 integration, and
 divestiture costs      -      (110)    110        37     73      .22
Settlement of a
 Massachusetts tax
 matter                 -         -       -       (13)    13      .04
                   ------- --------- ------- --------- ------ --------
Total non-
 operating
 business
 activities          (332)     (406)     74        13     61      .18

Taxable-equivalent
 adjustment            51         -      51        51      -        -
                   ------- --------- ------- --------- ------ --------
Operating results  $4,393    $3,179  $1,214      $446   $768    $2.29
                   ======= ========= ======= ========= ====== ========


                       STATE STREET CORPORATION
                        Press Release Addendum

                    CONSOLIDATED OPERATING RESULTS
        Three months and year ended December 31, 2004 and 2003

Operating results are a non-GAAP measure defined by State Street as reported results presented on a taxable-equivalent basis, adjusted for significant non-operating items and the related tax effects; For 2004, operating results exclude merger and integration costs, and for 2003, exclude the results of a divested business, merger, integration and divestiture costs, restructuring costs, and for the twelve months ended December 31, 2003, settlement of a state tax matter and the loss on sale of certain real estate.

                                               Operating Results
                                                Quarter ended
                                             -----------------------
                                           December  December
                                                31,    31,
(Dollars in millions, except per share data)   2004   2003  % Change
                                             ------- ------ ---------
Operating Fee Revenue:
Servicing fees                                 $570   $525        9%
Management fees                                 167    133       26
Securities lending                               58     53        9
Foreign exchange trading                        111    115       (3)
Brokerage fees                                   43     37       16
Processing fees and other                        80     90      (11)
                                             ------- ------
Total Operating Fee Revenue                   1,029    953        8

Operating Net Interest Revenue:
Net interest revenue                            229    222        3
Provision for loan losses                       (18)     -
                                             ------- ------
Operating net interest revenue after
 provision for loan losses
(taxable-equivalent basis)                      247    222       11


Gains on the sales of available-for-sale
 investment securities, net                       7     (6)    (217)
                                             ------- ------
Total Operating Revenue                       1,283  1,169       10

Expenses - Operating Results:
Salaries and employee benefits                  511    436       17
Information systems and communications          131    141       (7)
Transaction processing services                 104     83       25
Occupancy                                       101     68       49
Restructuring Costs                              21      -
Other                                           112     67       67
                                             ------- ------
Total Expenses - Operating Results              980    795       23
                                             ------- ------
Operating Income before income taxes            303    374      (19)
Income taxes                                     99    123
Taxable-equivalent adjustment                    12     12
                                             ------- ------
Net Operating Income                           $192   $239      (20)
                                             ======= ======

 Diluted Operating Earnings Per Share          $.57   $.71      (20)

Return on equity                               12.4%  18.7%


                                             Operating Results
                                                 Year ended
                                       -----------------------------
                                       December December
(Dollars in millions, except                31,      31,
  per share data)                          2004     2003   % Change
                                       ---------  -------  ---------
Operating Fee Revenue:
Servicing fees                           $2,263   $1,950         16 %
Management fees                             623      474         31
Securities lending                          259      245          6
Foreign exchange trading                    420      391          7
Brokerage fees                              155      122         27
Processing fees and other                   328      327          -
                                       ---------  -------
Total Operating Fee Revenue               4,048    3,509         15

Operating Net Interest Revenue:
Net interest revenue                        904      861          5
Provision for loan losses                   (18)       -
                                       ---------  -------
Operating net interest revenue after
 provision for loan losses                  922      861          7
(taxable-equivalent basis)


Gains on the sales of available-for-
 sale investment securities, net             26       23         13
                                       ---------  -------
Total Operating Revenue                   4,996    4,393         14

Expenses - Operating Results:
Salaries and employee benefits            1,957    1,712         14
Information systems and communications      527      550         (4)
Transaction processing services             398      313         27
Occupancy                                   363      295         23
Restructuring Costs                          21        -
Other                                       431      309         39
                                       ---------  -------
Total Expenses - Operating Results        3,697    3,179         16
                                       ---------  -------
Operating Income before income taxes      1,299    1,214          7
Income taxes                                415      395
Taxable-equivalent adjustment                45       51
                                       ---------  -------
Net Operating Income                       $839     $768          9
                                       =========  =======

 Diluted Operating Earnings Per Share     $2.47    $2.29          8

Return on equity                           14.0  %  14.8  %


                       STATE STREET CORPORATION
                        Press Release Addendum

                    CONSOLIDATED OPERATING RESULTS
     Three months ended December 31, 2004 and September 30, 2004

Operating results are a non-GAAP measure defined by State Street as reported results presented on a taxable-equivalent basis, and in 2004, excluding merger and integration costs and the related tax effects of such costs.

                                         Operating Results
                                          Quarter ended
                                  ----------------------------------
                                      December   September
(Dollars in millions, except per           31,         30,
 share data)                              2004        2004   % Change
                                  ------------- ----------------------

Operating Fee Revenue:
Servicing fees                            $570        $568        -  %
Management fees                            167         156        7
Securities lending                          58          48       21
Foreign exchange trading                   111          75       48
Brokerage fees                              43          31       39
Processing fees and other                   80          83       (4)
                                  ------------- -----------
Total Operating Fee Revenue    1,029         961        7

Operating Net Interest Revenue:
Net interest revenue                       229         223        3
Provision for loan losses                  (18)          -
                                  ------------- -----------
Operating net interest revenue
 after provision for loan losses           247         223       11
(taxable-equivalent basis)


Gains on the sales of available-
 for-sale investment securities,
 net                                         7           -
                                  ------------- -----------
Total Operating Revenue                  1,283       1,184        8

Expenses - Operating Results:
Salaries and employee benefits             511         474        8
Information systems and
 communications                            131         127        3
Transaction processing services            104          95        9
Occupancy                                  101          88       15
Restructuring                               21           -
Other                                      112         106        6
                                  ------------- -----------
Total Expenses - Operating Results         980         890       10
                                  ------------- -----------
Operating Income before income
 taxes                                     303         294        3
Income taxes                                99          96
Taxable-equivalent adjustment               12          10
                                  ------------- -----------
Net Operating Income                      $192        $188        2
                                  ============= ===========

 Diluted Operating Earnings Per
  Share                                   $.57        $.55        4

Return on equity                          12.4 %      12.3 %


                       STATE STREET CORPORATION
                        Press Release Addendum

                 CONSOLIDATED STATEMENT OF CONDITION
----------------------------------------------------------------------
                                             December 31, December 31,
(Dollars in millions)                               2004         2003
----------------------------------------------------------------------
Assets
Cash and due from banks                          $ 2,035      $ 3,376
Interest-bearing deposits with banks              20,634       21,738
Securities purchased under resale agreements      12,878        9,447
Federal funds sold                                 5,450          104
Trading account assets                               745          405
Investment securities                             37,571       38,215
Loans (less allowance of $18 and $61)              4,611        4,960
Premises and equipment                             1,444        1,212
Accrued income receivable                          1,204        1,015
Goodwill                                           1,497        1,326
Other intangible assets                              515          525
Other assets                                       5,456        5,211
                                             ------------ ------------
Total Assets                                     $94,040      $87,534
                                             ============ ============

Liabilities

Deposits:
Noninterest-bearing                              $13,671      $ 7,893
Interest-bearing -- U.S.                           2,843        5,062
Interest-bearing -- Non-U.S.                      38,615       34,561
                                             ------------ ------------
Total Deposits                                    55,129       47,516

Securities sold under repurchase agreements       21,881       22,806
Federal funds purchased                              435        1,019
Other short-term borrowings                        1,343        1,437
Accrued taxes and other expenses                   2,603        2,424
Other liabilities                                  4,032        4,363
Long-term debt                                     2,458        2,222
                                             ------------ ------------
Total Liabilities                                 87,881       81,787

Stockholders' Equity
Preferred stock, no par: authorized
 3,500,000; issued none
Common stock, $1 par: authorized
 500,000,000 shares; issued
 337,126,000 and 337,132,000                         337          337
Surplus                                              289          329
Retained earnings                                  5,590        5,007
Accumulated other comprehensive income                92          192
Treasury stock at cost (3,481,000 and
 2,658,000 shares)                                  (149)        (118)
                                             ------------ ------------
Total Stockholders' Equity                         6,159        5,747
                                             ------------ ------------
Total Liabilities and Stockholders' Equity       $94,040      $87,534
                                             ============ ============


     CONTACT: State Street Corporation
              Edward J. Resch, 617-664-1110
              Investors:
              Kelley MacDonald, 617-664-3477
              Media:
              Hannah Grove, 617-664-3377